UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Tuesday Morning Corporation
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TUESDAY MORNING CORPORATION
6250 LBJ Freeway
Dallas, Texas 75240

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 16, 2006

To our Stockholders:

The Annual Meeting of Stockholders of Tuesday Morning Corporation will be held at our corporate headquarters, 6250 LBJ Freeway, Dallas, Texas 75240, on Tuesday, May 16, 2006 at 10:00 a.m., local time. At the meeting, stockholders will be asked to vote on the following matters:

(a)           Election of six directors;

(b)   Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006; and

(c)    Any other business that may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on March 20, 2006 are entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof. We have enclosed a copy of our 2005 Annual Report to Stockholders and Proxy Statement.

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please vote the enclosed proxy.

By Order of the Board of Directors

Loren K. Jensen
Secretary

Dallas, Texas
April 14, 2006

TUESDAY MORNING CORPORATION

6250 LBJ Freeway
Dallas, Texas 75240

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 16, 2006
10:00 a.m. CST

This Proxy Statement is furnished to stockholders of Tuesday Morning Corporation, a Delaware corporation (the “Company” or “Tuesday Morning”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 16, 2006, at 10:00 a.m., local time, at our corporate headquarters located at 6250 LBJ Freeway, Dallas, Texas 75240, and at any and all adjournments or postponements thereof. At the Annual Meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting.

The proxy materials relating to the Annual Meeting are first being mailed to our stockholders entitled to vote at the meeting on or about April 14, 2006.

ABOUT THE MEETING

Record Date.   The record date for the Annual Meeting is March 20, 2006 (the “Record Date”). Only holders of record of our common stock, $.01 par value per share (“Common Stock”) at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

Voting Stock.   The only class of stock entitled to be voted at the meeting is our Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 41,382,816 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Quorum.   In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock entitled to vote must be represented at the meeting, either in person or by properly executed proxy. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be represented at the meeting.

Voting.   You can vote on matters to come before the meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope or by written ballot at the meeting. If you hold your shares in “street name” through a broker, you may be able to also vote using the Internet or telephone. Please see your proxy card for specific instructions on the various methods of voting.

Changing Your Vote.   If your shares are held in your name, you may revoke your proxy at any time before it is exercised by:

•       filing with the Secretary a notice of revocation;

•       sending in another duly executed proxy bearing a later date; or

•       attending the meeting and casting your vote in person.

If your shares are held in “street name” through a broker, you must contact your broker to revoke your proxy. In either case, your last vote will be the vote that is counted.

Voting by Street Name Holders.   If you own shares in “street name” through a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary”

items (in which case, the shares will be treated as “broker non-votes”). You should therefore provide your broker with instructions on how to vote your shares.

Required Vote.

Election of Directors.   The six nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The withholding of authority by a stockholder, including broker non-votes, will have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

Ratification of Selection of Independent Registered Public Accounting Firm.   Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. An abstention will have the same legal effect as a vote against the ratification of Ernst & Young, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the Proxy or unless authority to vote is withheld, the enclosed Proxy will be voted for the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

Default Voting.   Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a stockholder properly executes and returns the accompanying proxy, but does not indicate any voting instructions, such stockholder’s shares will be voted as follows:

  (i)      FOR the re-election of each nominee listed below;

 (ii)     FOR the ratification of the selection of independent registered public accounting firm; and

(iii)    at the discretion of the individuals named in the proxy card on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof.

We are not currently aware of any other matters to be presented at the Annual Meeting.

Attending the Annual Meeting.   All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in “street name” through a broker, you will need to bring a copy of your proxy card or a brokerage statement reflection your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

At the Annual Meeting, the holders of common stock as of the Record Date will consider and vote for each of the nominated members of our Board of Directors. The Board of Directors has nominated Benjamin D. Chereskin, Kathleen Mason, William J. Hunckler, III, Robin P. Selati, Henry F. Frigon and Giles H. Bateman for re-election as directors of the Company. The six nominees are currently serving as our directors, and if they are reelected, the nominees will continue to serve until their terms expire at the Annual Meeting of Stockholders to be held in 2007, or until his or her earlier death, resignation or removal of any such nominee. Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors may designate a substitute nominee or reduce the number of directors accordingly. The persons named in the accompanying proxy card will vote for any substitute nominee designated by the Board. Each of the nominees has indicated their willingness to serve the full term.

The Board of Directors recommends that you vote FOR the election of each of the foregoing nominees.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

On February 15, 2006, the Audit Committee of the Board of Directors selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the year ending December 31, 2006. The Audit Committee has the responsibility for selecting the Company’s independent registered public accounting firm, and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the opinion of the stockholders, which the Audit Committee will take into consideration in future deliberations. If the selection of Ernst & Young as the Company’s independent registered public accounting firm is not ratified at the Annual Meeting, the Audit Committee of the Board of Directors will consider the engagement of another independent registered public accounting firm, but will not be obligated to do so. The Audit Committee may terminate the engagement of Ernst & Young as the Company’s independent registered public accounting firm without the approval of the Company’s stockholders whenever the Audit Committee deems termination necessary or appropriate. The Company expects that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

DIRECTORS

Biographical Information.   The following is biographical information about each of the nominees:

Mr. Chereskin, age 47, has served as a director of Tuesday Morning since December 1997. In June 2000, he was appointed Chairman of the Board following the death of Jerry Smith, our former President, CEO and Chairman. Mr. Chereskin is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm, which he co-founded in 1993. Prior to 1993, Mr. Chereskin was with First Chicago Venture Capital, a private equity investment firm, for nine years. Mr. Chereskin currently serves on the board of directors of Carrols Holdings Corporation and Cinemark, Inc.

Ms. Mason, age 56, was appointed President and Chief Executive Officer and elected to the Board of Directors in July 2000. During 1999, Ms. Mason served as President of Filene’s Basement, a department store chain. From 1997 to 1999, she was the President of Homegoods, an off-price home fashion store and a subsidiary of TJX Companies, and from 1987 to 1996, she was the Chairman and Chief Executive Officer of Cherry & Webb, a women’s specialty store. Ms. Mason is also on the board of directors of Men’s Wearhouse, Hot Topic, Inc. and Genesco.

Mr. Hunckler, age 52, has served as a director of Tuesday Morning since December 1997. Mr. Hunckler has been a private investor since January 2004. Mr. Hunckler was a co-founder in 1993 of Madison Dearborn Partners, LLC, a private equity investment firm, and served as a Managing Director until December 2003. Prior to 1993, Mr. Hunckler was with First Chicago Venture Capital, a private equity investment firm, for 13 years. Mr. Hunckler does not currently serve on the board of directors of any other public company or private company with public debt.

Mr. Selati, age 40, has served as a director of Tuesday Morning since December 1997. Mr. Selati is a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm, and has been with the firm since 1993. His prior experience was with Alex Brown & Sons Incorporated, an investment bank, as a Financial Analyst in the consumer/retailing investment banking group. Mr. Selati currently serves on the board of directors of Carrols Holdings Corporation, Pierre Holding Corp., Ruth’s Chris Steak House, Inc. and Cinemark, Inc.

Mr. Frigon, age 71, has served as a director of Tuesday Morning since December 1999. He has been a private investor and business consultant since retiring from Hallmark, Inc., a specialty retailer, in December 1994, where he served as Executive Vice President and Chief Financial Officer. Prior to joining Hallmark, Mr. Frigon served as President and Chief Executive Officer of BATUS, Inc. a retail holding company. Mr. Frigon currently serves on the board of directors of H&R Block, Buckeye Technologies, Packaging Corporation of America and Sypris Solutions.

Mr. Bateman, age 61, has served as a director of Tuesday Morning since May 2003. Mr. Bateman was a co-founder in 1976 and served as Chief Financial Officer, Executive Vice President and Director until 1991, of Price Club, a membership wholesale club. Since 1991, Mr. Bateman has served on the board of directors for several companies, including CompUSA Inc., a computer and related products retailer, and Cheap Tickets, Inc., a web and call center based retailer of discount travel. Mr. Bateman currently serves on the board of directors of WD-40 Inc., United PanAm Financial Corporation and Lifetime Fitness, Inc.

Number of Directors and Arrangements.   Pursuant to our by-laws, the number of directors on our Board may be set by the Board of Directors from time to time. The number of directors is currently set at six.  Pursuant to Ms. Mason’s employment agreement described later in this document, we have agreed to nominate her to the Board of Directors until Ms. Mason’s resignation, death or disability as defined (including any waiting or qualifying period) in the long-term disability insurance maintained by the Company for Ms. Mason or until the Board of Directors terminates Ms. Mason’s employment. Messrs. Chereskin, Hunckler and Selati were appointed to our Board in connection with the recapitalization of Tuesday Morning in December 1997 in which Madison Dearborn, some of the members of our management at the time and other unaffiliated investors acquired all of our outstanding capital stock.

Committees of the Board of Directors and Meetings.

Board of Directors.   During the year ended December 31, 2005, the Board of Directors held five meetings and each director attended 75% or more of the meetings, including meetings of committees on which they served.  The Board of Directors has an Audit Committee and a Compensation Committee. Directors are encouraged to attend the annual meeting of stockholders. Each Board member attended last year’s annual stockholders meeting.

Corporate Governance / Director Nomination.   The function of nominating directors is carried out by the entire Board of Directors and, therefore, we do not maintain a standing nominating committee or other committee performing similar functions and there is not a charter governing this process. Based on the small size of the Board, the Board believes it is beneficial to have all members involved in evaluating potential candidates and recommending nominees. Each of the members of the Board participates in the process, and the Board of Directors has determined that each of the members of the Board of Directors, with the exception of Ms. Mason,  meet the independence requirements of The Nasdaq Stock Market, Inc.

In identifying new nominees for director, the Board will take into account all factors it considers appropriate, which may include level of experience, strength of character, ability to make independent analytical inquiries, relevant technical skills, career achievement, and willingness to devote time to Board activities. Based on the current needs of the Board, certain factors may be weighed more or less. In addition, the Board will review each incumbent director annually as to whether each member should stand for re-election. The Board may conduct all necessary and appropriate inquiries into the backgrounds and qualifications of potential candidates. There are no specific, minimum qualities a candidate must have to be nominated by the Board.

The process for evaluating candidates is the same regardless of the source of the recommendation. The Board will not discriminate on the basis of race, color, national origin, gender, religion or disability in selecting nominees. In addition to those candidates identified through its own internal processes, the Board will evaluate a candidate proposed by any single stockholder or group of stockholders that has beneficially owned more than 5% of the Company’s common stock for at least one year (and will hold the required number of shares through the annual meeting of stockholders) (a “Qualified Stockholder”). In order to be considered by the Board for evaluation for an upcoming annual meeting of stockholders, a notice from a Qualified Stockholder regarding a potential candidate must be sent to the Company’s Secretary at the Company’s headquarters by the date specified in the “Stockholders’ Proposals” section of this proxy statement for nomination of directors. The notice should contain the candidate’s name, contact information, biographical data and qualifications and a written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director. The notice should also disclose the Qualified Stockholder’s name and beneficial share ownership as of the date of recommendation and as of the end of the immediately preceding two calendar year ends. All candidates (whether identified internally or by a Qualified Stockholder) who, after evaluation, are then approved by the Board will be included as the Board’s recommended slate of director nominees in the Company’s proxy statement.

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder sends a notice to the Company’s Secretary at the Company’s headquarters by the date specified in the “Stockholders’ Proposals” section of this proxy statement for nomination of directors. The procedures described in the prior paragraph are meant to establish an additional means by which certain stockholders can have access to the Company’s process for identifying and evaluating Board candidates and is not meant to replace or limit stockholders’ general nomination rights in any way.

At its discretion, the Board may engage a consultant or a search firm to assist in identifying potential candidates. To date, the Board has not hired any consultants or search firms to identify potential director candidates, and therefore has not paid any fees in that regard.

As required by Nasdaq Marketplace Rules, the Company’s directors which satisfy the independence requirements prescribed by The Nasdaq Stock Market, Inc. have regularly scheduled meetings at which only such independent directors are present.

Compensation Committee.   During 2005, the Compensation Committee was composed of William J. Hunckler, III and Benjamin D. Chereskin as Chairman. Reference is made to the report of the Company’s Compensation Committee set forth below for a description of the primary responsibilities of the Compensation Committee. The Compensation Committee met one time during 2005 and both members were in attendance. Mr. Giles H. Bateman joined the Compensation Committee effective February 16, 2006 concurrent with the Board of Directors meeting.

Audit Committee.   The Audit Committee is currently composed of Giles H. Bateman, Chairman, Henry F. Frigon and William J. Hunckler, III. If reelected to the Board of Directors at the Annual Meeting, Mr. Bateman will continue his role as Chairman, Mr. Frigon and Mr. Hunckler will continue as committee members. In 2005, the Board of Directors approved Mr. Frigon serving on more than three audit committees of companies of which he is a board member, including the Company. In reaching this decision, the Board of Directors determined that such simultaneous service would not impair the ability of Mr. Frigon to effectively serve on the Committee. The Audit Committee reviews our principle policies for accounting, internal control and financial reporting, meets periodically with our independent registered public accounting firm, recommends to the Board of Directors whether or not to engage the independent registered public accounting firm for the succeeding year and engages in other functions outlined in its written charter approved by the Board of Directors. The Board of Directors has determined that

Mr. Bateman qualifies as an “audit committee financial expert” as defined by the SEC and has designated Mr. Bateman as the Company’s audit committee financial expert. The Board of Directors has also determined that each of the members of the Audit Committee meet the independence and experience requirements of The Nasdaq Stock Market, Inc. for audit committee members.

The Audit Committee met eight times during 2005 and each committee member attended 75% or more of the meetings.

Code of Ethics for Senior Financial Officers.   We have adopted a “Code of Ethics for Senior Financial Officers” that establishes the ethical standards to be followed by the person serving as our Chief Executive Officer and President and the person serving as our Executive Vice President and Chief Financial Officer. There were no waivers to the Code of Ethics for Senior Financial Officers during 2005. The Code of Ethics for Senior Financial Officers is available on our website at www.tuesdaymorning.com under “Investor Relations-Corporate Governance.”

Code of Conduct.   We have also adopted a “Code of Conduct” that establishes the business conduct to be followed by all of our employees and members of our Board of Directors. Amendments to the Code of Conduct will be posted to our website within four business days of approval by the Board of Directors. Any waiver of the Code of Conduct policy requires approval by the Board of Directors. There were no waivers to the Code of Conduct during 2005. The Code of Conduct is available on our website at www.tuesdaymorning.com under “Investor Relations-Corporate Governance.”

Director Compensation.   Directors who are not executive officers receive an annual retainer from the Company in the amount of $30,000, receive reimbursement for their out-of-pocket expenses incurred in attending Board and committee meetings and receive the standard 20% discount on merchandise purchases provided to all of our employees. Newly elected Directors receive an initial grant of 15,000 options to purchase shares of Tuesday Morning common stock priced at the fair market value on the date of the grant at the time they join the board. The Chairman of the Audit Committee receives additional compensation of $20,000 annually for performance of his additional duties. Periodically, the Board of Directors may approve additional grants of stock options for long-term service and other discretionary criteria. Directors who are executive officers do not receive any additional remuneration for serving as a director.

Communication with the Board of Directors.   Stockholders wishing to communicate with the Board must do so in writing and should send any communication to the attention of Board of Directors, c/o Secretary, Tuesday Morning Corporation, 6250 LBJ Freeway, Dallas, Texas, 75240. Such communication should be clearly marked “Stockholder—Board Communication.”  The communication must indicate whether it is meant to be distributed to the entire Board or to specific members of the Board, and must state the number of shares beneficially owned by the stockholder making the communication. The Secretary has the authority to disregard any inappropriate communications. If deemed an appropriate communication, the Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

EXECUTIVE OFFICERS

Biographical Information. The following table lists the executive officers of Tuesday Morning Corporation:

Name	Age	Position
Kathleen Mason	56	President, Chief Executive Officer, Director
Michael J. Marchetti	49	Executive Vice President, Chief Operating Officer
Loren K. Jensen	45	Executive Vice President, Chief Financial Officer
John F. Reeves	64	Senior Vice President, General Merchandise Manager
Ross E. Manning	58	Senior Vice President, General Merchandise Manager

Biographical information regarding Ms. Mason is set forth above under “Directors—Biographical Information.” Officers are elected on an annual basis at the Board of Director’s meeting held after the Annual Meeting of Stockholders to serve in such capacity until their successors are appointed or their earlier death, resignation or removal. The following is biographical information about the other executive officers listed above:

Mr. Marchetti joined Tuesday Morning in February 2001 as Senior Vice President, Strategic Planning and was promoted to Executive Vice President, Operations in February 2002. In April 2003, Mr. Marchetti was promoted to Chief Operating Officer. From April 1999 to February 2001, Mr. Marchetti was a principal with MarCon Services, Inc., a service company that evaluates system development needs. He also served as Chief Financial Officer of CWT Specialty Stores, Inc., the parent company of Cherry & Webb specialty retail stores, from August 1996 to March 1999. In March 1999, CWT Specialty Stores, Inc., was sold to new owners, at which time Mr. Marchetti departed CWT Specialty Stores, Inc.

Mr. Jensen joined Tuesday Morning in May 2003 as Executive Vice President, Chief Financial Officer. From 1995 to 2003, Mr. Jensen served in several financial capacities with increasing responsibilities for Radio Shack Corporation, a specialty consumer electronics retailer, most recently as Vice President, Finance and Corporate Development.

Mr. Reeves joined Tuesday Morning in March 2004 as Senior Vice President, General Merchandise Manager. From August 2000 until February 2004, he served as Vice President, General Merchandise Manager for Christmas Tree Shops, a value priced retailer and division of Bed, Bath and Beyond. From 1998 to 2000, he was General Merchandise Manager of Filene’s Basement, a department store chain. Mr. Reeves spent almost thirty years at Federated and Allied Department Stores where he last held the position of Senior Vice President, General Merchandise Manager of the Home Store.

Mr. Manning joined Tuesday Morning in June 2004 as Senior Vice President, General Merchandise Manager. From 2002 to 2004, Mr. Manning was a Managing Partner of Retail Experiences Consulting, Inc., an international marketing and retail consulting firm. From 1999 to 2002, he was President of Worldjunction.com, Inc., a pioneer Internet apparel retailer. For the period 1990 through 1998, he held several positions with Jaeger, including most recently Managing Director, Jaeger Worldwide, in London and previously, President of Jaeger North American Operations in New York.

Summary Compensation Table. The following table and accompanying explanatory footnotes include annual and long-term compensation information for Tuesday Morning’s Chief Executive Officer and the next four highest paid executive officers serving at the end of fiscal 2005 for services rendered in all capacities during 2005.

							Long-Term
							Compensation
		Annual Compensation					Awards
						Other Annual	Securities		All Other
Name and	Fiscal					Compensation	Underlying		Compensation
Principal Position	Year	Salary($)		Bonus($)		($)(3)	Options(#)		($)(4)
Kathleen Mason	2005	$572,500		—		—	—		$12,993
President and	2004	550,000		498,000	(1)	—	—		3,286
Chief Executive Officer	2003	500,000		225,000	(1)	—	550,000		3,133
Michael J. Marchetti	2005	361,250		—		—	65,000		450
Executive Vice President,	2004	343,750		100,000	(1)	—	50,000		2,481
Chief Operating Officer	2003	314,750		75,000	(1)	—	40,000		2,875
Loren K. Jensen	2005	282,500		29,698	(2)	—	52,344	(5)	11,202
Executive Vice President,	2004	273,750		53,480	(1)	—	—		5,361
Chief Financial Officer	2003	178,100	(6)	10,000	(1)	—	100,000		1,068
John F. Reeves	2005	287,500		22,161	(2)	—	71,635	(5)	1,897
Senior Vice President,	2004	222,851	(7)	20,000	(1)	101,424	100,000		330
General Merchandise Manager	2003	—		—		—	—		—
Ross E. Manning	2005	231,000		—		86,747	—		1,236
Senior Vice President,	2004	127,067	(8)	25,000	(1)	30,334	100,000		151
General Merchandise Manager	2003	—		—		—	—		—

(1)             Amounts in this column represent bonuses paid in the designated fiscal year and determined by the Compensation Committee based on performance objectives relating to the prior fiscal year.

(2)             In 2005, Mr. Jensen and Mr. Reeves received a cash bonus for increasing a non-qualified stock option strike price due to recent changes in tax law regarding deferred compensation.

(3)             All other annual compensation represents moving expenses reimbursed by us, including the tax effect of gross-up, of $101,424 for Mr. Reeves in 2004 and $86,747 and $30,334 for Mr. Manning in 2005 and 2004, respectively.

(4)             In 2005, includes (a) contributions by us to the 401k defined contribution plan of $8,400, zero, $8,400, zero and zero for Ms. Mason, Mr. Marchetti, Mr. Jensen, Mr. Reeves and Mr. Manning, respectively; (b) the portion of premium payments made by us under the group term life insurance plan of $1,290, $450, $300, $1,897 and $1,236 for Ms. Mason, Mr. Marchetti, Mr. Jensen, Mr. Reeves and Mr. Manning, respectively, and (c) Company match under the employee stock purchase plan of $2,502 for Mr. Jensen.

(5)             Represents non-qualified stock options that were repriced to increase the original strike to reflect recent changes in tax law regarding deferred compensation. See “Executive Officers—Report on Repricing of Options” for more information.

(6)             Compensation information for fiscal 2003 only includes compensation earned after Mr. Jensen joined Tuesday Morning as Executive Vice President and Chief Financial Officer in May 2003.

(7)             Compensation information for fiscal 2004 only includes compensation earned after Mr. Reeves joined Tuesday Morning as Senior Vice President, General Merchandise Manager in March 2004.

(8)             Compensation information for fiscal 2004 only includes compensation earned after Mr. Manning joined Tuesday Morning as Senior Vice President, General Merchandise Manager in June 2004.

Option Grants During Fiscal 2005.

The following table describes the option to acquire shares of common stock granted to executive officers named in the Summary Compensation Table during fiscal 2005.

Individual Grants
	Number of Securities Underlying Options		% of Total Options Granted to Employees	Exercise Price	Expiration	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Granted (#)		In Fiscal Year	($/ Sh)	Date	5% ($)	10% ($)
Mr. Marchetti	65,000	(1)	18.52%	$30.61	5/27/2015	$1,251,280	$3,170,990
Mr. Jensen	52,344	(2)	14.91%	22.94	5/05/2013	391,247	1,040,040
Mr. Reeves	71,635	(3)	20.41%	33.15	3/15/2014	—	971,515

(1)          The option vests daily over a five-year period with a ten year expiration period.

(2)          In December 2005, Mr. Jensen agreed to cancel 52,344 non-qualified stock options that were originally granted at a price of $21.10 per share on May 5, 2003. He was then granted identical non-qualified stock options at a higher price of $22.94 per share, of which, 15,476 vested immediately and 36,868 will vest daily through May 5, 2008. This modification was necessary due to recent changes in tax law regarding deferred compensation. See “Executive Officers—Report on Repricing of Options” below.

(3)          In December 2005, Mr. Reeves agreed to cancel 71,635 non-qualified stock options that were originally granted at a price of $31.84 per share on March 15, 2004. He was then granted identical non-qualified stock options at a higher price of $33.15 per share, of which, 16,847 vested immediately and 54,788 will vest daily through March 15, 2009. This modification was necessary due to recent changes in tax law regarding deferred compensation. See “Executive Officers—Report on Repricing of Options” below.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Unexercised Option Values.

The following table sets forth certain information with respect to the options exercised by the executive officers named below during 2005 and unexercised options held by such persons at year-end:

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options(1)
	Acquired	Value	Options at Dec. 31, 2005 (#)		at Dec. 31, 2005 ($)
Name	On Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Ms. Mason	100,000	$2,032,300	790,448	176,552	$5,384,274	$155,366
Mr. Marchetti	25,000	547,938	125,971	124,029	764,389	82,385
Mr. Jensen	—	—	53,109	46,891	—	—
Mr. Reeves	—	—	35,870	64,130	—	—
Mr. Manning	—	—	31,251	68,749	—	—

(1)          Options are considered “in-the-money” if the fair market value of the underlying securities exceeds the exercise price of the options. The year-end values represent the difference between the fair market value of the common stock subject to the options ($20.92, the closing price of our common stock on December 30, 2005, as reported on The Nasdaq National Market) and the exercise price of the related options.

Report on Repricing of Options

The American Jobs Creation Act of 2004 created a new section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), that is applicable to certain non-qualified deferred compensation. Unless earned and vested as of December 31, 2004, deferred compensation (including discounted stock options) are considered non-qualified deferred compensation for purposes of Section 409A. In 2003, Loren K. Jensen was granted an option to purchase 52,344 shares of Common Stock and in 2004 John F. Reeves was granted an option to purchase 71,635 shares of Common Stock. Each of these grants have been considered non-qualified deferred compensation for purposes of Section 409A because the options had a per share exercise price, established on the date the executive executed his employment offer, which was less than the fair market value of a share of the Company’s Common Stock on the executive’s first day of employment which was the date of grant. Unless the options were modified to comply with Section 409A, Mr. Jensen and Mr. Reeves would have been subject to immediate taxation and penalties under Section 409A with respect to those options. Consequently, on December 27, 2005 the Company increased the per share exercise price of the option to purchase 52,344 shares granted to Mr. Jensen and the option to purchase 71,635 shares granted to Mr. Reeves to the fair market value of a share of Tuesday Morning Common Stock on the date each such option was originally granted.

The following table sets forth the option repricings for the last ten fiscal years for all executive officers:

	Ten-Year Option Repricings
Name	Date	Number of Securities Underlying Options/Repriced or Amended(#)	Market Price of Stock At Time of Repricing or Amendment($)	Exercise Price at Time of Repricing or Amendment($)	New Exercise Price($)		Length of Original Option Term Remaining at Date of Repricing or Amendment
Loren K. Jensen	12/27/05	52,344	21.26	21.10	22.94	(1)	7 years, 4.5 months
John F. Reeves	12/27/05	71,635	21.26	31.84	33.15	(2)	8 years, 3.5 months

(1)          Represents the mean between the highest and lowest selling prices of Tuesday Morning Common Stock on May 5, 2003, the original date of grant.

(2)          Represents the mean between the highest and lowest selling prices of Tuesday Morning Common Stock on March 15, 2004, the original date of grant.

As Members of the Compensation Committee

Benjamin D. Chereskin, Chairman
William J. Hunckler, III
Giles H. Bateman

Employment Agreements.

On July 25, 2000, we entered into an employment agreement with Ms. Mason who joined Tuesday Morning as President and Chief Executive Officer. The term of the employment agreement continues until Ms. Mason’s resignation, death or disability as defined (including any waiting or qualifying period) in the long-term disability insurance maintained by the Company for Ms. Mason or until the Board of Directors terminates Ms. Mason’s employment. The employment agreement provided for an annual base salary of $450,000 per year or such higher rate as the Compensation Committee of the Board of Directors may designate from time to time and an annual bonus of up to 50% of base salary. The amount of the bonus each year is based on the achievement of certain objectives, goals and other performance targets (as determined by the Compensation Committee and Ms. Mason) relative to the Company’s annual budget for such fiscal year. Ms. Mason was also granted an initial stock option grant of 750,000 shares representing 50,000 incentive stock options and 700,000 non-qualified stock options (collectively, the “Options”) plus participation in our benefit plans and other fringe benefits. Ms. Mason’s initial stock options were granted on July 24, 2000 at an exercise price equal of $10.00 (the closing price of our Common Stock on such date) and vest ratably on a daily basis over five years from the date of grant.

Since the date of the employment agreement, per information found elsewhere in this Proxy Statement, the Compensation Committee has increased Ms. Mason’s base salary, established that her performance-based bonus will be based on the achievement of specified levels of improvement in earnings per share and granted her additional stock options.

If the employment agreement is terminated by us without “cause” or by Ms. Mason for “good reason,” Ms. Mason is entitled to receive for 18 months thereafter monthly severance payments equal to one-twelfth of the sum of (1) her base salary then in effect and (2) the most recent bonus for a full fiscal year received by Ms. Mason. Additionally, (i) the Options that are then vested will continue to be exercisable until the end of their term, (ii) of the Options which are not then vested, an amount equal to one more year’s vesting will vest and become exercisable upon such termination, and (iii) any other Options which are not then vested will vest and become exercisable immediately prior to any change in control (as defined in the 1997 Long-Term Equity Incentive Plan, as amended) which occurs within one year after the date of Ms. Mason’s termination and in which the holders of common stock receive cash, securities or other property having a value per share equal to or greater than 90% of the fair market value per share on the date of termination.

The employment agreement provides that Ms. Mason may not compete with the Company or solicit employees of the Company, or interfere with certain of the Company’s business relationships, during her employment with the Company and for 18 months after termination. Additionally, Ms. Mason is not allowed to disclose any confidential information related to the Company known to her prior to the date of the employment agreement or while employed by the Company concerning the business or affairs of the Company and its subsidiaries

No other executive officer has an employment or change-in-control agreement.

Stock Price Performance

The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) for the five years ended December 31, 2005, of (1) our common stock, (2) the S&P 500 Index and (3) a peer group of companies consisting of Big Lots, Inc.; TJX Companies Inc.; Dollar Tree Stores Inc.; Dollar General Corporation; Family Dollar Stores, Inc.; Linens’ n Things; Williams-Sonoma Inc.; Bed Bath & Beyond Inc.; Bombay Company, Inc.; Ross Stores Inc.; and Cost Plus, Inc. The chart assumes that $100 was invested on December 29, 2000 in our common stock and each of the comparision indices, and assumes that all dividends were reinvested.

Comparison of Total Return of the Company, Peer Group
and Broad Market

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) for 2005, consisting of two independent outside directors, is empowered to review and to recommend to the full Board of Directors, the annual compensation, long-term incentive compensation and compensation procedures for all of our executive officers. The members of the Compensation Committee for fiscal 2005 were William J. Hunckler, III and Benjamin D. Chereskin. Effective February 16, 2006, Mr. Giles H. Bateman joined the Compensation Committee concurrent with the Board of Directors meeting.

Compensation Philosophy

Tuesday Morning’s compensation policies aim to align the financial interests of its management with those of its stockholders. The executive compensation philosophy seeks also to integrate executive pay with the long-term strategic objectives of Tuesday Morning, recognize individual initiative and achievements, and assist in attracting, motivating and retaining high-performing executives. It is understood that Tuesday Morning’s success and ability to properly manage its growth and improve shareholder returns depend, to a significant extent, both upon the performance of its current senior management team and its ability to attract, hire, motivate and retain additional qualified management personnel in the future. It is further recognized that the inability to recruit and retain such personnel, or the loss of critical management, could have an adverse impact on Tuesday Morning.

Executive Officers’ Compensation

Executive officer compensation consists of the following components: a base salary, an incentive bonus, long-term incentives in the form of stock option grants and other benefits typically offered to corporate executives. The Committee believes that this three-part approach best serves the interests of Tuesday Morning and its stockholders

In determining the base salary and bonus, the Committee evaluates numerous factors including Tuesday Morning’s financial performance related to the goals established by the Board, the individual contribution of each executive officer, competitive compensation practices within the specialty retail industry and general inflationary economic factors. Stock price performance has not been an important consideration in determining base salary, because the price of our common stock is subject to a variety of factors outside our control.

Tuesday Morning’s compensation program is also intended to create long-term incentives for executives to act in ways that will create long-term growth in shareholder value.  The level of stock option grants to executive officers is based primarily upon their relative position, responsibilities within Tuesday Morning, the competitive environment in which we operate and the executive’s performance. Options typically vest daily over five years and are not dependent on individual performance criteria. The Committee believes that the periodic grant of time-vested stock options provides an incentive that focuses the executives’ attention on managing the business from the perspective of owners with an equity stake in Tuesday Morning. It further motivates executives to maximize long-term growth and profitability because value is created in the options only as the stock price increases after the option is granted.

Chief Executive Officer Compensation

In 2005, our President and Chief Executive Officer, Kathleen Mason, received a base salary of $572,500. The Committee established a 2005 bonus formula that required specified levels of continued improvement in earnings per share during 2005 over the prior year. Based on the 2005 bonus formula, Ms. Mason did not earn a performance bonus in 2005 that would have been payable in 2006.

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”)

Section 162(m) of the Code generally imposes a $1 million per person annual limit on the amount the Company may deduct as compensation expense for its Chief Executive Officer and its four other highest paid officers. To the extent readily determinable, and as one of the factors in considering compensation matters, the Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Committee’s control also affect the deductibility of compensation. Although the committee does design certain components of its executive compensation program to seek full deductibility, the committee believes that the interests of stockholders are best served by not restricting the committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes.

The Committee believes that the quality and motivation of management makes a significant difference in the performance of Tuesday Morning and that a compensation program which is tied to performance is in the best interests of stockholders. The Committee is of the opinion that Tuesday Morning’s compensation plans meet these important requirements.

As Members of the Compensation Committee

Benjamin D. Chereskin, Chairman
William J. Hunckler, III
Giles H. Bateman

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Tuesday Morning Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Tuesday Morning Corporation’s accounting principles. The Committee also reviewed with the independent registered public accounting firm other matters as are required to be discussed concerning Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). In addition, the Committee has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Committee meets with the Company’s Director of Internal Audit and Chief Financial Officer to discuss the overall scope and results of projects, including evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Committee and the Board also recommend the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2006.

As Members of the Audit Committee

Giles H. Bateman, Chairman
Henry F. Frigon
William J. Hunckler, III

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2005, there have been no related party transactions requiring disclosure.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the “Commission”). Specific due dates have been established for these reports, and we are required to disclose in this proxy statement any failure to file by these dates. The Commission’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on our review of these reports and on written representations from the reporting persons that no Form 5 was required, we believe that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Board of Directors during the fiscal year ended December 31, 2005 consisted of Messrs. Chereskin and Hunckler. Effective February 16, 2006, Mr. Giles H. Bateman joined the Compensation Committee concurrent with the Board of Directors meeting. None of the members of the compensation committee are an officer or employee or former officer or employee of the Company or its subsidiaries.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 20, 2006 by (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the Common Stock outstanding on the Record Date, (2) each of our directors, (3) each of our executive officers named above in the Summary Compensation Table, and (4) all of our directors and executive officers as a group.  Unless otherwise indicated, all stockholders set forth below have the same principal business address as the Company. The Company has determined beneficial ownership in accordance with the rules of the Commission. The number of shares beneficially owned by a person includes shares of Common Stock that are subject to stock options that are either currently exercisable or exercisable within 60 days after the Record Date. These shares are also deemed outstanding for the purpose of computing the percentage of outstanding shares owned by the person. These shares are not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to the Company’s knowledge, each stockholder has sole voting and dispositive power with respect to the securities beneficially owned by that stockholder. On the Record Date, there were 41,382,816 shares of Common Stock outstanding.

	Shares Beneficially Owned
Name	Number	Percent
Madison Dearborn Capital Partners II, LP. (1)	11,388,526	27.5%
Three First National Plaza, Suite 3800
Chicago, IL 60602
Franklin Resources, Inc. (2)	3,171,598	7.7
One Franklin Parkway
San Mateo, CA 94403
JPMorgan Chase & Co. (3)	2,722,603	6.6
270 Park Avenue
New York, NY 10017
Kathleen Mason (4)	861,496	2.0
Michael J. Marchetti (5)	143,163	*
Loren K. Jensen (6)	61,830	*
John F. Reeves (5)	43,489	*
Ross E. Manning (5)	38,864	*
Benjamin D. Chereskin (7)	11,388,526	27.5
Robin P. Selati (7)	11,388,526	27.5
William J. Hunckler, III	—	—
Henry F. Frigon (8)	23,822	*
Giles H. Bateman (5)	11,242	*
All Directors and executive officers as a group (10 persons) (9)	12,572,432	29.6

*                    Denotes ownership of less than 1.0%.

1.                 Based on information set forth in Amendment No. 3 to Schedule 13G, filed February 14, 2006 (the “MD Schedule 13G”) filed with the Commission jointly by Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership (“MDCP II”), Madison Dearborn Partners II, L.P., a Delaware limited partnership (“MDP II”) and Madison Dearborn Partners, Inc., a Delaware corporation (“MDP Inc.”). The MD Schedule 13G indicates that MDCP II directly owns 11,388,526 shares of Common Stock. Dispositive and voting power of securities owned by MDCP is shared with its general partner, MDP II, by an advisory committee of limited partners of MDP II, and by the general partner of MDP II, MDP Inc. MDP II and MDP Inc. may be deemed to have shared voting and dispositive power with respect to the 11,388,526 shares of Common stock beneficially owned by MDCP II.

2.                 Based on information set forth in Amendment No. 4 to Schedule 13G, filed February 7, 2006 (the “Franklin Schedule 13G”) filed with the Commission by Franklin Resource, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. The Franklin Schedule 13G indicates that the securities reported in the Franklin Schedule 13G are beneficially owned by one or more open or closed-end investment companies or other managed accounts that are investment advisory clients of investment advisers that are direct and indirect subsidiaries (each an “Adviser Subsidiary” and collectively, the “Adviser Subsidiaries”) of FRI, including Franklin Advisers, Inc., Franklin Templeton Investments Corp., Franklin Templeton Portfolio Advisors, Inc. and Templeton Asset Management Ltd. Such advisory contracts, with certain exceptions, grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Franklin Advisers, Inc. has sole voting power as to 2,406,245 shares of Common Stock and sole dispositive power as to 2,509,345 shares of Common Stock. Franklin Templeton Investments Corp. has sole voting and dispositive power as to 113,110 shares of Common Stock. Franklin Templeton Portfolio Advisors, Inc has sole voting and dispositive power as to 466,343 shares of Common Stock. Templeton Asset Management Ltd. has sole voting and dispositive power as to 82,800 shares of Common Stock. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any pecuniary interest or beneficial ownership in any of the securities covered by the Franklin Schedule 13G.

3.                 Based on information set forth in Schedule 13G, filed February 10, 2006 (the “JPMorgan Chase Schedule 13G”) filed with the Commission by JPMorgan Chase & Co. (“JPMorgan Chase”). The JPMorgan Chase Schedule 13G indicates that JPMorgan Chase is the beneficial owner of 2,722,603 shares of Common Stock on behalf of other persons known to have one or more of the following:  (i) the right to receive dividends for such securities; (ii) the power to direct the receipt of dividends from such securities; (iii) the right to receive the proceeds from the sale of such securities; or (iv) the right to direct the receipt of proceeds from the sale of such securities. No such person is known to have an interest in more than 5% of the class of securities reported by JPMorgan Chase. JPMorgan Chase has sole voting power as to 2,236,090 shares of Common Stock, shared voting power as to 446,313 shares of Common Stock, sole dispositive power as to 2,277,640 shares of Common Stock and shared dispositive power as to 444,563 shares of Common Stock.

4.                 Includes 828,496 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of March 20, 2006.

5.                 Represents shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of March 20, 2006.

6.                 Includes 60,723 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of March 20, 2006.

7.                 All of the shares indicated are held of record by MDCP II, L.P. Messrs. Chereskin and Selati are managing directors of Madison Dearborn Partners, Inc., the general partner of MDP II, which in turn is the general partner of MDCP II, and therefore may be deemed to beneficially own the shares owned by MDCP II. Messrs. Chereskin and Selati disclaim beneficial ownership of such shares. The address of each of Messrs. Chereskin and Selati is Three First National Plaza, Suite 3800, Chicago, Illinois 60602.

8.                 Represents 21,822 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of March 20, 2006.

9.                 Includes 1,147,799 shares that may be acquired upon the exercise of options that currently are exercisable or will become exercisable within 60 days of March 20, 2006 and all of the shares of common stock held by MDCP II. See footnote 7 above.

STOCKHOLDERS’ PROPOSALS

Pursuant to Rule 14a-4(c)(1) promulgated under the Exchange Act, the Company’s management will have discretionary authority to vote on any matter of which the Company does not receive notice by March 1, 2007, with respect to proxies submitted for the 2007 Annual Meeting of the Company’s Stockholders. To be included in the Board of Directors’ solicitation of proxies relating to the 2007 Annual Meeting of the Company’s Stockholders, a stockholder proposal must be received at our principal executive offices, no later than December 15, 2006.

We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.

INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

The Audit Committee selected Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the year ended December 31, 2005. The Audit Committee has selected Ernst & Young as the independent registered public accounting firm for the year ending December 31, 2006, and is soliciting the ratification of the Company’s stockholders at the board meeting scheduled for May 16, 2006.

During 2005 and 2004, there were no disagreements with Ernst & Young with regard to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Representatives of Ernst & Young are expected to be present at the Annual Meeting and may make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, including the audit of management’s assessment of internal control over financial reporting, for the fiscal year ended December 31, 2005 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the three quarters of 2005, and the services rendered in connection with the Prospectus Supplement were $490,000. For the audit of our financial statements for the fiscal year ended December 31, 2004, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the three quarters of 2004 and the services related to our filing of an S-8 registration statement, the aggregate fees were $422,900.

Audit-Related Fees

The aggregate fees billed by Ernst & Young for audit-related services rendered for 2005 and 2004, respectively, were $10,500 and zero. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services primarily include consultations concerning financial accounting and reporting.

Tax Fees

The aggregate fees billed by Ernst & Young for tax-related services rendered for 2005 and 2004, respectively, were $21,000 and $2,725. Tax fees consist of fees billed for tax services that are unrelated to the audit of our consolidated financial statements and include assistance regarding federal, state and local tax compliance, approved tax planning and other tax advice.

All Other Fees

Miscellaneous amounts paid for access to accounting and auditing updates for 2005 and 2004 were $6,495 and $10,409, respectively.

The Audit Committee has considered whether the provision of the services by Ernst and Young, as described above in “All Other Fees,” is compatible with maintaining the independence of our independent registered public accounting firm.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit fees, audit-related fees, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting.

Since May 6, 2003, the effective date of the Commission’s rule requiring pre-approval of audit and non-audit services, 100% of the audit fees, audit-related fees, tax fees and all other fees identified above were approved in accordance with Tuesday Morning’s policy. In 2005 and 2004, there were no fees paid to Ernst & Young under a de minimis exception to the rules that waive pre-approval for certain non-audit services.

SOLICITATION OF PROXIES

The accompanying proxy is being solicited on behalf of our Board of Directors. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by us. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

TUESDAY MORNING CORPORATION

Loren K. Jensen
Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.						Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Proposal No. 1 and Proposal No. 2.

1.	Election of Directors			2.	Ratification of the selection of Ernst &	FOR	AGAINST	ABSTAIN
	Nominees: 01 Benjamin D. Chereskin	FOR all nominees listed to the left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐		Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005.	☐	☐	☐
02 Kathleen Mason
03 William J. Hunckler, III
04 Robin P. Selati
05 Henry F. Frigon
06 Giles H. Bateman

WITHHELD FOR: (Write that nominee’s name on the space provided below)

Signature			Signature		Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/tues Use the Internet to vote your proxy. Have your proxy card in hand when you access the website		OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.		OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Tuesday Morning Corporation

                The undersigned hereby appoints Benjamin D. Chereskin, Kathleen Mason and Loren K. Jensen, and each of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent and vote, as designated on the other side, all the shares of stock of Tuesday Morning Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Tuesday Morning Corporation to be held May 16, 2006 or any adjournment or postponement thereof, on all matters coming before said meeting.  Receipt of the proxy statement dated April 14, 2006 is acknowledged.

                You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations, which are FOR Proposal 1 and FOR Proposal 2. The Proxies cannot vote your shares unless you sign and return this card, grant your proxy through the Internet or grant your proxy by telephone in accordance with the instructions on the reverse side. Any Proxy may be revoked in writing at any time prior to the voting thereof.

                Any Proxy, when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, your Proxy will be voted in accordance with the recommendations of the Board of Directors. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional stockholder votes.

(Continued, and to be marked, dated and signed, on the other side)	SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the Annual Meeting and regardless of the number of shares you own, please date, sign and return the enclosed proxy card in the enclosed envelope (which requires no postage if mailed in the United States).

PLEASE VOTE